UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
May 11, 2011
Date of report (Date of earliest event reported)
Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code:          (954) 958-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 28, 2011, the Compensation Committee of the Board of Directors of Universal Insurance Holdings, Inc. (“Company”) approved a Performance-Based Restricted Stock Award (“Award”) to Sean P. Downes, the Company’s Senior Vice President and Chief Operating Officer, that provides, in relevant part, for the issuance of 600,000 shares of common stock of the Company (“Shares”) pursuant to the Company’s Amended and Restated 2009 Omnibus Incentive Plan (“Plan”). The Award was contingent on the approval of the Plan by Company’s shareholders, which occurred at the Company’s 2011 Annual Meeting of Shareholders on May 11, 2011 (“Annual Meeting”). The Award also provides in relevant part, that:
     (i) The Shares will vest equally on the first, second and third anniversary of March 28, 2011, the effective grant date, (each anniversary being a “Vesting Date”), conditioned in each case upon (i) Mr. Downes’ continued employment through the Vesting Date, and (ii) the Company’s income before taxes being equal to at least 2% of the amount of direct premiums written, as reported in the Company’s Consolidated Statement of Operations included in its audited financial statements for the relevant year.
     (ii) If Mr. Downes’ service is terminated by the Company without “Cause” (as defined in Mr. Downes’ employment agreement), a pro rata portion of the Shares that would have vested had he continued to be employed through the next applicable Vesting Date will vest. In the event of a Change in Control, as defined in the Plan, the Restricted Shares will be deemed fully vested and will no longer be subject to forfeiture.
     A copy of the Award is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
Following are the results of the voting on the proposals submitted to shareholders at the Annual Meeting.
Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors by the holders of Series M Preferred Stock, voting separately as a series:

Name	For	Withheld	Broker Non-Votes
Bradley I. Meier	87,740	0	0
Norman M. Meier	87,740	0	0
     The following individuals were elected to the Company’s Board of Directors by the holders of Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as one class:

Name	For	Withheld	Broker Non-Votes
Sean P. Downes	22,613,005	2,533,867	11,857,597
Michael A. Pietrangelo	24,077,621	1,069,251	11,857,597
Ozzie A. Schindler	24,050,419	1,096,453	11,857,597
Reed J. Slogoff	23,885,839	1,261,033	11,857,597
Joel M. Wilentz	23,880,763	1,266,109	11,857,597

Proposal No. 2: The amendment and restatement of the 2009 Omnibus Incentive Plan, including the material terms of the performance goals stated therein, was approved.

For:	20,833,082
Against:	4,197,905
Abstain:	115,885
Broker Non-Votes:	11,857,597
     Proposal No. 3: The shareholders voted in favor of the advisory resolution on the Company’s executive compensation (“Say on Pay”).

For:	21,743,430
Against:	3,251,529
Abstain:	151,913
Broker Non-Votes:	11,857,597
Proposal No. 4: The shareholders voted in favor of an advisory vote on future Say on Pay advisory votes once every three years.

One Year:	4,605,838
Two Years:	376,617
Three Years:	20,076,583
Abstain:	87,834
Broker Non-Votes:	11,857,597
Proposal No. 5: The proposal to ratify the appointment of Blackman Kallick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved.

For:	35,931,975
Against:	283,254
Abstain:	789,240
Broker Non-Votes:	0

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits:

10.1	Performance-Based Restricted Stock Award dated March 28, 2011, between the Company and Sean P. Downes.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 12, 2011	UNIVERSAL INSURANCE HOLDINGS, INC.
/s/ George R. De Heer
George R. De Heer
Chief Financial Officer